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                                                                    Exhibit 4.12

                                   FORM OF
                      AMENDMENT TO SHAREHOLDER AGREEMENT


     THIS AMENDMENT TO SHAREHOLDER AGREEMENT is made and entered into as of the ____ day of May, 1997, by and among Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), Leather Investors Limited Partnership I, a Minnesota limited partnership (the "First Limited Partnership"), Leather Investors Limited Partnership II, a Minnesota limited partnership (the "Second Limited Partnership" and, together with the First Limited Partnership, collectively, the "Limited Partnerships"), Joel Waller ("Waller"), David Rogers ("Rogers") and Neil I. Sell, as Trustee for the Trusts (the "Trusts") of Melissa Diane Rogers U/A dated September 16, 1996 and Brian David Rogers U/A dated September 16, 1996 (in such capacity as Trustee of the Trusts, "Sell").

     WHEREAS, as of the date of this Agreement, the Company has outstanding (i) 4,320,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 2,925,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 405,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock" and, together with the Class A Common Stock, the Class B Common Stock and the common stock of the Company undesignated as to class, herein collectively called the "Common Stock"), and (ii) 7,405 shares of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") (the outstanding shares of Common Stock and Preferred Stock of the Company being hereinafter referred to as the "Shares"); and

     WHEREAS, the Company, the Limited Partnerships, the holders of all of the general and limited partnership interests in the Limited Partnerships, Waller, Rogers and, as a Permitted Transferee of Rogers, Sell, and certain other employees of the Company are parties to a Shareholder Agreement dated as of May 25, 1996 (as previously amended, the "Shareholder Agreement"), which, among other things, governs the transfer of the Shares and the outstanding general and limited partnership interests in the Limited Partnerships; and

     WHEREAS, Section 2.3 of the Shareholder Agreement, among other things, permits each employee of the Company who is a party to the Shareholder Agreement to transfer his or her Shares to a "Permitted Transferee" of such employee (which is defined in the Shareholder Agreement to mean any trust solely for the benefit of one or more of such employee and his or her Family Members (as defined in the Shareholder Agreement)); and

     WHEREAS, Waller, an employee of the Company, desires to transfer certain of his Shares to his spouse who, immediately thereafter, would transfer such Shares to the Waller Family Limited Partnership, a limited partnership to be formed under the laws of the State of Minnesota (the "Waller L.P."), and Waller, simultaneously with his wife's transfer of such Shares to the Waller L.P., would transfer other Shares owned by Waller to the Waller L.P.; and
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     WHEREAS, Waller would be a general partner of the Waller L.P., and the
Waller L.P. would have no other general partners other than Waller's spouse and no limited partners other than Waller, his spouse and other persons who would be either Permitted Transferees or Family Members, as those terms are defined in the Shareholder Agreement, of Waller; and

     WHEREAS, in the absence of an amendment to the Shareholder Agreement, Waller's spouse would not be expressly included as a Permitted Transferee of Waller under the Shareholder Agreement, and the Waller L.P. would not be expressly included as a Permitted Transferee of Waller or his spouse under the Shareholder Agreement; and

     WHEREAS, Section 12.4 of the Shareholder Agreement provides that it may be amended by a writing signed by the Company, the holders of at least 80% of the Shares of Common Stock then outstanding and the holders of a majority of the Shares of Preferred Stock then outstanding; and

     WHEREAS, the First Limited Partnership, Waller, Rogers and Sell hold at least 80% of the outstanding Shares of Common Stock, and the Second Limited Partnership holds all of the outstanding Shares of Preferred Stock; and

     WHEREAS, the Company, the Limited Partnerships, Waller, Rogers and Sell desire to amend the Shareholder Agreement to provide that the Waller L.P. would constitute a Permitted Transferee of Waller.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. The definition of Permitted Transferee in the Shareholder Agreement is hereby expanded to include (i) in respect of Waller, his spouse, as long as she transfers any Shares received by her from Waller to the Waller L.P. immediately following her receipt of such Shares, and (ii) in respect of Waller or his spouse, the Waller L.P., as long as Waller is a general partner of the Waller L.P. and the Waller L.P. has no other general partners other than Waller's spouse and no limited partners other than Waller, his spouse and other persons who are either Permitted Transferees or Family Members, as those terms are defined in the Shareholder Agreement, of Waller.

     2. The Shareholder Agreement shall continue in full force and effect, unmodified except as expressly amended hereby.

     3. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement, and shall be effective only if executed by each of the parties hereto and consented to in writing by CVS New York, Inc. (formerly known as Melville Corporation).

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                    WILSONS THE LEATHER EXPERTS
                                     INC.


                                    By
                                       -------------------------
                                       Its
                                          ----------------------

                                    LEATHER INVESTORS LIMITED
                                     PARTNERSHIP I


                                    By
                                       -------------------------
                                       Name:  Lyle Berman
                                       Title: General Partner


                                    And
                                       -------------------------
                                       Name:  Morris Goldfarb
                                       Title: General Partner


                                    LEATHER INVESTORS LIMITED
                                     PARTNERSHIP II


                                    By
                                       -------------------------
                                       Name:  Lyle Berman
                                       Title: General Partner


                                    And
                                       -------------------------
                                       Name:  Morris Goldfarb
                                       Title: General Partner


                                    ----------------------------
                                    Joel Waller

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                                    ----------------------------------------
                                    David Rogers


                                    ----------------------------------------
                                    Neil I. Sell, Trustee,
                                    Melissa Diane Rogers
                                    1996 Irrevocable Trust U/A dated 9/16/96


                                    ----------------------------------------
                                    Neil I. Sell, Trustee,
                                    Brian David Rogers
                                    1996 Irrevocable Trust U/A dated 9/16/96

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